Exhibit 99.1

FOR IMMEDIATE RELEASE

Marine Products Corporation Announces Regular Quarterly Cash Dividend

ATLANTA, October 29, 2008 -- The Marine Products Corporation (NYSE: MPX) Board of Directors declared a regular quarterly cash dividend of $0.065 per share payable December 10, 2008 to common shareholders of record at the close of business on November 10, 2008.

Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats.  Marine Products Corporation's investor Web site can be found on the Internet at http://www.marineproductscorp.com.

For information about Marine Products Corporation please contact:

Ben M. Palmer
Chief Financial Officer
404.321.7910
irdept@marineproductscorp.com

Jim Landers
VP Corporate Finance
404.321.2162
jlanders@marineproductscorp.com